EXHIBIT 99.2

Independent Auditor’s Report

Board of Directors

SemGroup Corporation

Tulsa, Oklahoma

We have audited the accompanying financial statements of SemCrude Pipeline, L.L.C., which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of operations, changes in member’s equity and cash flows for each of the three years in the period ended December 31, 2012, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SemCrude Pipeline, L.L.C., as of December 31, 2012 and 2011 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

BDO USA, LLP

Dallas, Texas

March 1, 2013

SEMCRUDE PIPELINE, L.L.C.

Balance Sheets

(In thousands)

	December 31, 2012	December 31, 2011
ASSETS
Investment in affiliate	$138,970	$143,259

Total assets	$138,970	$143,259

LIABILITIES AND MEMBER’S EQUITY
Contingencies (Note 4)
Member’s equity:
Member capital	$92,127	$136,355
Retained earnings	46,843	6,904

Total member’s equity	$138,970	$143,259

The accompanying notes are an integral part of these financial statements.

SEMCRUDE PIPELINE, L.L.C.

Statements of Operations

(In thousands)

	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Revenues	$—	$—	$38,898
Expenses:
Costs of products sold	—	—	2,769
Operating	—	—	6,292
General and administrative	—	1	2,865
Depreciation and amortization	—	—	17,208
(Gain) loss on disposal	(3,500)	—	6,828

Total expenses	(3,500)	1	35,962

Earnings from equity method investments	36,439	15,004	1,949

Operating income	39,939	15,003	4,885
Other (income) expenses:
Interest expense	—	—	10,979
Other income, net	—	—	(586)

Total other (income) expenses, net	—	—	10,393

Net income (loss)	39,939	15,003	(5,508)
Less: net income attributable to noncontrolling interests	—	—	283

Net income (loss) attributable to SemCrude Pipeline, L.L.C.	$39,939	$15,003	$(5,791)

The accompanying notes are an integral part of these financial statements.

SEMCRUDE PIPELINE, L.L.C.

Statements of Changes in Member’s Equity

(In thousands)

	Units	Member’s Capital	Retained Earnings/ (Accumulated Deficit)	Noncontrolling Interests	Total Member’s Equity
Balance at December 31, 2009	100	$209,456	$(2,308)	$1,365	$208,513
Net income (loss)	—	—	(5,791)	283	(5,508)
Net distributions to SemGroup	—	(49,592)	—	—	(49,592)
Distributions to noncontrolling interests	—	—	—	(277)	(277)
Deconsolidation of White Cliffs	—	—	—	(1,371)	(1,371)

Balance at December 31, 2010	100	159,864	(8,099)	—	151,765
Net income	—	—	15,003	—	15,003
Member contributions	—	477	—	—	477
Net distributions to SemGroup	—	(23,986)	—	—	(23,986)

Balance at December 31, 2011	100	136,355	6,904	—	143,259
Net income	—	—	39,939	—	39,939
Net distributions to SemGroup	—	(44,228)	—	—	(44,228)

Balance at December 31, 2012	100	$92,127	$46,843	$—	$138,970

The accompanying notes are an integral part of these financial statements.

SEMCRUDE PIPELINE, L.L.C.

Statements of Cash Flows

(In thousands)

	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Cash flows from operating activities:
Net income (loss)	$39,939	$15,003	$(5,508)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	—	—	17,208
Amortization of debt issue costs	—	—	4,567
(Gain) loss on disposal	(3,500)	—	6,828
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	—	—	(1,188)
Decrease (increase) in inventory	—	—	1,665
Decrease (increase) in other current assets	—	—	(13)
Decrease (increase) in other assets	—	—	2,297
Increase (decrease) in accounts payable and accrued liabilities	—	—	2,836
Increase (decrease) in payable to affiliate	—	(255)	(520)

Net cash provided by operating activities	36,439	14,748	28,172

Cash flows from investing activities:
Capital expenditures	—	—	(53)
Distributions in excess of equity earnings	8,073	12,455	3,819
Investment in non-consolidated subsidiaries	(3,784)	(3,694)	(867)
De-consolidation of subsidiaries	—	—	(5,519)
Proceeds from sale of non-consolidated subsidiaries	3,500	—	140,765

Net cash provided by investing activities	7,789	8,761	138,145

Cash flows from financing activities:
Principal payments on long-term debt	—	—	(119,086)
Distributions to non-controlling interest	—	—	(277)
Net distributions to SemGroup	(44,228)	(23,986)	(49,592)
Member contributions	—	477	—

Net cash used in financing activities	(44,228)	(23,509)	(168,955)

Net decrease in cash and cash equivalents	—	—	(2,638)
Cash and cash equivalents at beginning of period	—	—	2,638

Cash and cash equivalents at end of period	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

SEMCRUDE PIPELINE, L.L.C.

Notes to Financial Statements

1. OVERVIEW

SemCrude Pipeline, L.L.C. (“SCPL”) is a Delaware limited liability company, which is a wholly owned subsidiary of SemGroup Corporation (“SemGroup”). SCPL owns a 51% interest in White Cliffs Pipeline, L.L.C. (“White Cliffs”). SemGroup serves as manager of White Cliffs. White Cliffs owns a 527-mile crude oil pipeline with origination points in Platteville, Colorado and Healy, Kansas and a termination point in Cushing, Oklahoma.

SCPL generates substantially all of its earnings through its investment in White Cliffs. Prior to September 30, 2010, SCPL owned approximately 99% of White Cliffs. At the end of September 2010, the other members exercised certain rights to purchase additional membership interests, and SCPL’s membership interest was reduced to 51%. Subsequent to purchasing these additional membership interests, the other members gained substantive rights to participate in the management of White Cliffs. Because of this, SCPL deconsolidated White Cliffs on September 30, 2010 and began accounting for it under the equity method.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts and disclosures in the financial statements. Although management believes these estimates are reasonable, actual results could differ materially from these estimates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INTERCOMPANY ACCOUNTS – SCPL participates in SemGroup’s cash management program. Under this program, cash distributed to SCPL by White Cliffs is transferred to SemGroup on a regular basis; when SCPL uses cash for contributions to White Cliffs or for other purposes, SemGroup transfers cash to SCPL to cover the payments. In addition, SemGroup incurs certain expenses on behalf of White Cliffs, which are allocated to SCPL. SCPL passes these costs to White Cliffs. However, as the other members of White Cliffs are not responsible for the payment of these costs, SCPL treats these costs an equity contribution to White Cliffs.

SCPL records transactions with SemGroup and its other controlled subsidiaries to intercompany accounts. When SCPL’s intercompany accounts are in a net receivable position, the balance is reported as a reduction to equity on the balance sheet. When SCPL’s intercompany accounts are in a net payable position, the balance is reported as a current liability on the balance sheet. In the statements of cash flows, SCPL reports the net change in the intercompany accounts as a financing cash flow within “net distributions to SemGroup”. SCPL reports the net change in equity associated with these transactions as “net distributions to SemGroup” in the statements of changes in net parent equity.

SCPL’s intercompany accounts were in a net receivable position of $73.6 million at December 31, 2011. SCPL reported this balance as a reduction to equity on the balance sheet, as SCPL does not expect to collect these intercompany receivables.

There were no intercompany balances at December 31, 2012.

CONTINGENT LOSSES – We record a liability for a contingent loss when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. We record attorneys’ fees incurred in connection with a contingent loss at the time the fees are incurred. We do not record liabilities for attorneys’ fees that are expected to be incurred in the future.

EQUITY METHOD INVESTMENTS – We account for an investment under the equity method when we have significant influence over, but not control of, the significant operating decisions of the investee. Under the equity method, we record in the statement of operations our share of the earnings or losses of the investee, with a corresponding adjustment to the investment balance on our balance sheet. When we receive a distribution from an equity method investee, we record a corresponding reduction to the investment balance. At December 31, 2012, approximately $8.7 million of our investment in White Cliffs represented equity method goodwill.

REVENUE RECOGNITION – Prior to the deconsolidation of White Cliffs in September 2010, revenue for the transportation of product was recognized upon delivery of the product to its destination. Subsequent to deconsolidation, we do not generate revenue.

LINE LOSS DEDUCTIONS AND INVENTORY – Prior to the deconsolidation of White Cliffs, we recorded a pipeline loss allowance (PLA) in the amount of two-tenths of one percent of any customer product placed in the system. The PLA was intended to compensate for expenses associated with product shrinkage and evaporation. If the PLA exceeded the actual amount of product loss, we were entitled to sell the product overage for our own gain. The PLA was recorded to revenue and inventory in the month in which the shipment occurred. Gains or losses resulting from actual product overages or shortages were also recorded to cost of goods sold and inventory during the month the overage or shortage occurred. We recorded $0.9 million of revenue related to PLA during the period prior to deconsolidation for the year ended December 31, 2010. We recorded $1.1 million in cost of goods sold related to the actual product shortages during the period prior to deconsolidation for the year ended December 31, 2010. Prior to deconsolidation in 2010, we sold $2.0 million of inventory. Subsequent to deconsolidation, we no longer record a PLA or inventory.

SEMCRUDE PIPELINE, L.L.C.

Notes to Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

INCOME TAXES - SCPL is a pass-through entity for federal and state income tax purposes. Our earnings are allocated to our members, who are responsible for any related income taxes. Because of this, no provision for income taxes is reported in the accompanying financial statements.

SUBSEQUENT EVENTS - SCPL has evaluated subsequent events for accrual or disclosure in these financial statements through March 1, 2013, which is the date these financial statements were issued.

3. INVESTMENT IN NONCONSOLIDATED SUBSIDIARIES

Until the end of September 2010, we owned 99.17% of White Cliffs, and the remaining interests were held by two unaffiliated parties. During 2010, both of these parties exercised their rights under an agreement to purchase additional membership interests in White Cliffs. Subsequent to the closing of these transactions, we own 51% of White Cliffs. After purchasing these membership interests, the other members have substantive rights to participate in the management of White Cliffs; because of this, we deconsolidated White Cliffs at the end of September 2010, and began accounting for it under the equity method.

In August 2012, the members of White Cliffs approved an expansion project to construct a 12” pipeline from Platteville, Colorado to Cushing, Oklahoma. The project is expected to cost approximately $300 million which will be funded by capital calls to members. Our funding requirement will be 51% of the total cost. We contributed approximately $2.3 million for project funding in the fourth quarter of 2012 and estimate our expected contributions to be $119.3 million and $29.5 million for 2013 and 2014, respectively.

At the time White Cliffs was deconsolidated, we recorded a loss of $6.8 million on the disposed membership interest. In September 2012, we reached a settlement in a dispute concerning the selling price of that membership interest and reduced the loss by $3.5 million. This $3.5 million gain is reported in gain on disposal in the statement of operations.

Certain summarized balance sheet information of White Cliffs is shown below (in thousands):

	December 31, 2012	December 31, 2011
Current assets	$21,508	$11,653
Property, plant and equipment, net	210,710	222,473
Goodwill	17,000	17,000
Other intangible assets, net	26,369	33,073

Total assets	$275,587	$284,199

Current liabilities	$3,412	$3,259
Members’ equity	272,175	280,940

Total liabilities and members’ equity	$275,587	$284,199

Under the equity method, we do not report the individual assets and liabilities of White Cliffs on our balance sheets. Instead, our membership interest is reflected in one line as a noncurrent asset on our balance sheets.

Certain summarized income statement and changes in member’s equity information of White Cliffs for the years ended December 31, 2012 and 2011 and the three months ended December 31, 2010 is shown below (in thousands):

	Year Ended December 31, 2012	Year Ended December 31, 2011	(unaudited) Three Months Ended December 31, 2010
Revenue	$108,125	$66,097	$13,619
Operating, general and administrative expenses	14,821	12,746	3,294
Depreciation and amortization expense	19,963	20,842	5,680
Net income	73,341	32,509	4,645
Distributions paid to SCPL	44,514	27,459	5,768

SEMCRUDE PIPELINE, L.L.C.

Notes to Financial Statements

3. INVESTMENT IN NONCONSOLIDATED SUBSIDIARIES, Continued

The equity in earnings of White Cliffs for the years ended December 31, 2012 and 2011 and the three months ended December 31, 2010 reported in our statement of operations is less than 51% of the net income of White Cliffs for the same period. This is due to certain general and administrative expenses incurred by and allocated from our parent, SemGroup, in managing the operations of White Cliffs, which are allocated to SCPL, that the other members are not obligated to share. Such expenses are recorded by White Cliffs, and are allocated to our membership interests. White Cliffs recorded $2.0 million, $3.2 million and $0.9 million of such general and administrative expense during the years ended December 31, 2012 and 2011 and the three months ended December 31, 2010, respectively.

4. CONTINGENCIES

We are a party to various other claims, legal actions, and complaints arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these claims, legal actions, and complaints, after consideration of amounts accrued, insurance coverage, and other arrangements, will not have a material adverse effect on our financial position, results of operations or cash flows. However, the outcome of such matters is inherently uncertain, and estimates of our consolidated liabilities may change materially as circumstances develop.

5. RELATED PARTY TRANSACTIONS

The employees who perform work in support of our affiliate, White Cliffs, are employees of our parent, SemGroup, which charges White Cliffs for wage and benefits costs of employees who directly support White Cliffs’ operations.

SemGroup also incurs certain general and administrative expenses on behalf of White Cliffs. These general and administrative costs are allocated to SCPL and are treated as member contributions to White Cliffs. SCPL was allocated $2.0 million, $3.2 million and $0.9 million of such general and administrative expense during the years ended December 31, 2012 and 2011 and the three months ended December 31, 2010, respectively. White Cliffs recorded corresponding member contributions from SCPL, since White Cliffs was not required to reimburse SCPL or SemGroup for these expenses.